ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is made and entered into this 28th day of December, 2006, by and between by and among Security National Life Insurance Company, a Utah corporation (referred to herein as "Security National"), Southern Security Life Insurance Company ("Southern Security"), a Florida domestic insurance company, American Network Insurance Company, a Pennsylvania domestic insurance company ("American Network") and Mackey Price Thompson & Ostler, a Utah professional corporation (referred to herein as "Escrow Agent").

                                    RECITALS

     WHEREAS, prior to December 29, 2006, Security National was the owner of all issued and outstanding shares of Southern Security (the "Shares");

     WHEREAS, on December 12, 2005, Southern Security and Security National adopted a Plan of Liquidation whereby Southern Security would be liquidated into Security National in essentially the same manner as the liquidation described in Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under ss.332 of the Internal Revenue Code of 1986 and other applicable provisions described in said Letter Ruling;

     WHEREAS, the first liquidating distribution occurred on December 31, 2005, and all other assets of Southern Security have been subsequently liquidated into Security National except the capital and surplus required by the insurance departments of Florida and certain other states to conduct insurance business in such states;

     WHEREAS, Security National and American Network entered into a Stock Purchase Agreement dated December 28, 2006 (the "American Network Agreement"), which was closed on December 29, 2006, pursuant to which agreement Security National sold and American Network purchased the Shares subject to a condition subsequent in Section 1.04 of said agreement (the "Condition Subsequent") requiring that the purchase and sale be approved by the Florida Office of Insurance Regulation, the Florida Department of Financial Services, and the Pennsylvania Department of Insurance (the "Governmental Approvals").

     WHEREAS, pursuant to Section 1.02 of the American Network Agreement, the approximate purchase price for the Shares (the "Approximate Purchase Price") is being wire transferred on December 29, 2006 into a special interest bearing account of American Network's attorney to be held by said attorney as escrow agent pending the satisfaction of the Condition Subsequent. Upon satisfaction of said Condition Subsequent, said escrow agent shall wire transfer the Approximate Purchase Price being held in the escrow account to an account of Security National designated by Security National. All investment income and interest earned in the escrow account shall be transferred to Purchaser. In the event said condition subsequent is not satisfied on or before June 30, 2007, or on or before such later date as Security National and American Network may mutually agree in writing, the American Network Agreement shall be rescinded and the said escrow agent shall wire transfer the Approximate Purchase Price and interest accrued thereon being held in the escrow account to an account of American Network designated by American Network;

     WHEREAS, the parties desire to establish this Escrow with the purpose of preserving the desired tax consequences described in the second recital above by assuring that, in the event the Condition Subsequent requiring Governmental Approvals is not satisfied as required by the American Network Agreement, the capital and surplus remaining in Southern Security will be automatically distributed to Security National Life plus all investment income and interest on the capital and surplus and Articles of Dissolution of Southern Security will be automatically filed in Florida pursuant to documents executed and delivered into escrow pursuant to this Escrow Agreement; and

     WHEREAS, Escrow Agent is willing to receive the documents contemplated by this Escrow Agreement and dispose of the same in accordance with the terms of this Escrow Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Delivery of Documents into Escrow. Southern Security herewith delivers the following documents to Escrow Agent to be held and disposed of by Escrow Agent strictly in accordance with the terms of this Escrow
     Agreement:

          (a)  A copy of the American Network Agreement.

          (b) An original executed Assignment dated December 29, 2006, whereby Southern Security distributes, assigns and transfers to Security National all of Southern Security's capital and surplus accounts and any and all other real and personal property which it may have inadvertently failed to previously distribute to Security National (the "Assignment").

          (c) Original executed Articles of Dissolution of Southern Security dated December 29, 2006 (the "Articles of Dissolution").

          (d) Check dated December 29, 2006 in the amount of $35.00 made payable to the Division of Corporations, as the filing fee for Articles of Dissolution (the "Filing Fee Check").

          (e)  Certificates representing all of the Shares of Southern Security,
               together  with  accompanying   stock  powers  or  instruments  of
               assignment, duly endorsed for transfer.

     2. Delivery of Cash into Escrow. Security National herewith delivers cash in the form of immediately available U.S. Dollars by bank wire transfer into this Escrow in an amount equal to the statutory deposits of Southern Security pertaining to the states of Alabama, Michigan and South Carolina, which are statutorily required to be in form of bonds, such cash to be held by and disbursed by Escrow Agent strictly in accordance with the terms of this Escrow Agreement. Upon the obtaining of the Governmental Approval, American Network shall immediately deposit with the states of Alabama, Michigan and South Carolina its own bonds and shall take all other steps necessary to have Security National's bonds released and returned to Security National. Upon receipt of a written Notice from American Network that it has deposited with the states of Alabama, Michigan and South Carolina its own bonds, and upon receipt of a written Notice from Security National that it has received the bonds, the cash delivered herewith into escrow by Security National equal to said statutory deposits of Southern Security pertaining to the states of Alabama, Michigan and South Carolina shall be disbursed to American Network. Upon receipt of a written Notice from Security National and Southern Security that the Condition Subsequent has not been satisfied, the cash delivered herewith into escrow by Security National equal to said statutory deposits shall be returned to Security National.

     3. Destruction of Assignment and Articles of Dissolution in the Event the Condition Subsequent is Satisfied. Upon receipt of (i) a written Notice from Security National and Southern Security that the Condition Subsequent has been satisfied and the Approximate Purchase Price has been distributed to Security National pursuant to the American Network Agreement, and (ii) a written Notice from Security National of receipt of payment from American Network of the difference between the Approximate Purchase Price and the Purchase Price pursuant to Section 1.02 of the American Network Agreement, the Escrow Agent shall destroy the Assignment, the Articles of Dissolution and the Filing Fee Check, by tearing the same in half and delivering such destroyed documents to Security National, along with the copy of the American Network Agreement, and shall deliver to American Network the certificates representing all of the Shares of Southern Security, together with accompanying stock powers or instruments of assignment, duly endorsed for transfer, and thereupon this Escrow Agreement shall terminate.

     4.  Delivery of  Assignment  and Filing of Articles of  Dissolution  in the
Event the Condition Subsequent is Not Satisfied. Upon receipt of a written Notice from Security National and Southern Security that the Condition Subsequent has not been satisfied and the Approximate Purchase Price has not been distributed to Security National pursuant to the American Network Agreement, the Escrow Agent shall deliver to Security National the Assignment, the copy of the American Network Agreement, and the certificates representing all of the Shares of Southern Security, together with accompanying stock powers or instruments of assignment, duly endorsed for transfer, and shall mail the Articles of Dissolution and the Filing Fee Check to the Amendment Section, Division of Corporations of the State of Florida at the following address for filing with it, and thereupon this Escrow Agreement shall terminate:

                           Amendment Section
                           Division of Corporations
                           P.O. Box 6327
                           Tallahassee, FL 32314

     5. Manner of Notice. All notices required by this Escrow Agreement or which one party desires to serve on another party, shall be in writing and shall be deemed given or made when delivered to such party personally, or three days after mailing to such party by bonded courier, by registered or certified mail, postage prepaid, return receipt requested, or by first-class mail, postage prepaid, to the addresses specified below:

         If to Security National, to :

                  Scott M. Quist, President
                  Security National Life Insurance Company
                  5300 South 360 West
                  Murray, Utah  84123

or to such other address or addresses as Security National shall hereinafter designate by notice to the other parties as herein provided; and

         If to Southern Security, to :

                  Scott M. Quist, President
                  Southern Security Life Insurance Company
                  5300 South 360 West
                  Murray, Utah  84123

or to such other address or addresses as Southern Security shall hereinafter designate by notice to the other parties as herein provided;

         If to American Network, to:

                  Mark Cloutier, Senior Vice President and
                      Chief Financial Officer
                  American Network Insurance Company
                  3440 Lehigh Street
                  Allentown, Pennsylvania 18103

or to such other address or addresses as American Network shall hereinafter designate by notice to the other parties as herein provided; and

                  If to Escrow Agent, to :

                  Randall A. Mackey, Esq.
                  Mackey Price Thompson & Ostler
                  57 West 200 South, Suite 350
                  Salt Lake City, Utah 84101

or to such other address or addresses as the Escrow Agent shall hereinafter designate by notice to the other parties as herein provided.

     6. Governing Law. This Escrow Agreement shall be enforced and construed in accordance with the laws of the State of Utah.

     7. Agreement Irrevocable and Binding. The provisions of this Escrow Agreement and the terms and conditions hereof are irrevocable and may not be amended or terminated even by the mutual agreement of the parties and shall be binding upon and inure to the benefit of the executors, administrators, legatees, devisees, heirs, successors and assigns of the parties hereto.

     8. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     9. Time. Time is of the essence of this Escrow Agreement.

     10. Headings. The subject headings of the paragraphs contained in this Escrow Agreement are included for purposes of convenience only and shall not control or affect the meaning, construction or interpretation of any of the provisions of this Escrow Agreement.

     11. Disputes. Escrow Agent shall be obligated to act only upon receipt of a court order or written notice given strictly in accordance with paragraphs 2 or 3 of this Escrow Agreement. Each of the other parties hereto hereby agrees that Escrow Agent shall not be liable for any loss, damage, cost or expense arising out of or in connection with any act or omission of Escrow Agent in good faith pursuant to any such instruction. The Escrow Agent shall not be liable for and shall be protected in acting upon any Notice believed by the Escrow Agent to be genuine and to be signed by the proper party or parties. Should Escrow Agent be notified or become aware of any dispute between any of the parties hereto or any person or agent acting for them with regard to this Escrow Agreement, Escrow Agent shall have the right to commence such interpleader or other legal proceedings or actions, or take or withhold any other actions, as are reasonably necessary or appropriate pending resolution of such dispute.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

            "Security National"

                SECURITY NATIONAL LIFE INSURANCE COMPANY


                By /s/ Scott M. Quist
                       --------------
                   Scott M. Quist, President

            "Southern Security"

                SOUTHERN SECURITY LIFE INSURANCE COMPANY


                By /s/ Scott M. Quist
                       --------------
                  Scott M. Quist, President

            "American Network"

               AMERICAN NETWORK INSURANCE COMPANY


               By /s/ Cameron B. Waite
                      ----------------
               Its: Exec. V.P., Strategic Operations
                    --------------------------------

            "Escrow Agent"

               MACKEY PRICE THOMPSON & OSTLER


               By /s/ Randall A. Mackey
                      -----------------
                      Randall A. Mackey